UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒    Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

EPICOR SOFTWARE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Funds Advised by Apax Partners Announce Early Termination of HSR Waiting Periods for the Acquisitions of Epicor Software Corporation and Activant Group Inc.

New York, NY and Irvine, CA, April 18, 2011 — In connection with the previously announced agreements to acquire Epicor Software Corporation (Nasdaq: EPIC) and Activant Group Inc., Element Merger Sub, Inc. (“Element”), Eagle Parent, Inc. (“Eagle”) and Epicor today announced that the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), with respect to the acquisitions of each of Epicor and Activant have been early terminated. Element and Eagle are newly formed corporations and are wholly owned by funds advised by Apax Partners, one of the world’s leading private equity firms with a strong heritage of technology investment.

The early terminations under the HSR Act for both Epicor and Activant satisfy the only antitrust conditions to the previously announced cash tender offer to acquire all of the outstanding shares of Epicor’s common stock for $12.50 net per share in cash, without interest and less any applicable withholding taxes. The tender offer is scheduled to expire at midnight, Los Angeles time, on Friday, May 6, 2011, unless extended or earlier terminated. Epicor’s board of directors unanimously recommends that Epicor stockholders tender their shares into the tender offer.

The closing of the tender offer remains subject to other conditions, including the tender of at least 74.51% of the outstanding shares of Epicor (less any shares subject to non-tender and support agreements entered into with Element and Eagle), the receipt of debt financing, the satisfaction or waiver of certain conditions to the acquisition of Activant by Eagle and other customary closing conditions.

As previously announced, Eagle also intends to acquire Activant, a leading technology provider of business management software solutions for mid-market retail and wholesale distribution businesses. Eagle intends to integrate Activant and Epicor to create one of the largest global providers of enterprise applications focused on the manufacturing, distribution, services and retail sectors. Following completion of the acquisitions, the integrated company will be named Epicor Software Corporation and will no longer be a publicly traded company.

The information agent for the tender offer is BNY Mellon Shareowner Services. The Dealer Manager for the tender offer is Jefferies & Company, Inc.

About Apax Partners

Apax Partners is one of the world’s leading private equity investment groups. It operates across the United States, Europe and Asia and has more than 30 years of investing experience. Funds under the advice and management of Apax Partners globally total around $40 billion. These Funds provide long-term equity financing to build and strengthen world-class companies. Apax Partners Funds invest in companies across its global sectors of Tech & Telecom, Retail & Consumer, Media, Healthcare and Financial & Business Services. For more information visit: www.apax.com.

About Epicor Software Corporation

Epicor Software is a global leader delivering business software solutions to the manufacturing, distribution, retail, hospitality and services industries. With 20,000 customers in over 150 countries, Epicor provides integrated enterprise resource planning (ERP), customer relationship management (CRM), supply chain management (SCM), human capital management (HCM) and enterprise retail software solutions that enable companies to drive increased efficiency and improve profitability.

Founded in 1984, Epicor takes pride in more than 25 years of technology innovation delivering business solutions that provide the scalability and flexibility businesses need to build competitive advantage. Epicor provides a comprehensive range of services with a single point of accountability that promotes rapid return on investment and low total cost of ownership, whether operating business on a local, regional or global scale. Epicor’s worldwide headquarters are located in Irvine, California with offices and affiliates around the world. For more information, visit www.epicor.com.

About Activant Solutions Inc.

Activant Solutions Inc., a wholly owned subsidiary of Activant Group Inc., is a leading technology provider of business management solutions serving mid-market retails and distributors. Activant provides customers with industry-specific software, professional services, content, supply chain connectivity, and analytics. Founded in 1972, Activant is the established technology leader in the automotive aftermarket, hard goods retailers, lumber and building materials dealers, industrial, electrical and plumbing supply houses. In addition Activant has recently become a major force in the broader spectrum of specialty retailing having been selected the #1 mid-market software vendor by Retail Info Systems News. Activant’s systems are designed to help customers increase sales, boost productivity, operate more cost-efficiently, improve inventory turns and enhance trading partner relationships. Activant has operations in California, Texas, Colorado, Illinois, Pennsylvania, South Carolina, Canada, Ireland and the United Kingdom. For more information, please visit www.activant.com.

Notice to Investors

This release is neither an offer to purchase nor a solicitation of an offer to sell securities. Element and Eagle filed a tender offer statement on Schedule TO with the SEC. Investors and Epicor shareholders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 filed by Epicor with the SEC, and any amendments thereto, because they contain important information. These documents are available at no charge on the SEC’s website at www.sec.gov.

Forward Looking Statements

This release contains certain statements which constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expected completion of the transaction, expected revenues, market share, business model, sales pipelines and opportunities, competitive advantage and other statements that are not historical fact. These forward-looking statements are based on currently available competitive, financial and economic data together with management’s views and assumptions regarding future events and business performance as of the time the statements are made and are subject to risks and uncertainties. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties, including uncertainties as to how many of Epicor stockholders will tender their stock in the offer; the possibility that competing offers will be made; and the possibility that various closing conditions for the transaction may not be satisfied or waived and risks and uncertainties relating to these matters that are discussed in documents filed with the SEC by Epicor, as well as the tender offer documents to be filed by Eagle and Element and the solicitation/recommendation statement filed by Epicor. Except as required by law, none of Epicor, Element and Eagle and their respective affiliates undertake any obligation to revise or update publicly any forward-looking statements.

Additional Information about the Merger and Where to Find It

In connection with the potential transaction referred to in this press release, Epicor may file a proxy statement with the SEC related to the approval of the merger agreement by Epicor’s stockholders. Additionally, Epicor will file other relevant materials with the SEC in connection with the proposed acquisition of Epicor by Element and Eagle pursuant to the terms of the merger agreement. The materials to be filed by Epicor with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and stockholders also may obtain free copies of the proxy statement from Epicor by contacting Epicor’s Investor Relations using the contact information stated above. Investors and security holders of Epicor are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

Epicor and its respective directors, executive officers and other members of their management and employees, under the SEC rules, may be deemed to be participants in the solicitation of proxies of Epicor’s stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Epicor’s executive officers and directors in the solicitation by reading Epicor’s proxy statement for its 2010 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and the proxy statement and other relevant materials which may be filed with the SEC in connection with the merger when and if they become available. Information concerning the interests of Epicor’s participants in the solicitation, which may, in some cases, be different than those of Epicor’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.

Contacts:

For Epicor:	For Apax:	For Apax:
Damon Wright Tel: +1 (949) 585-4509 Email: dswright@epicor.com	Ben Harding Tel: +44 (0) 20 7872 6401 email: ben.harding@apax.com	Todd Fogarty Tel: +1 (212) 521-4854 email: todd-fogarty@kekst.com